UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. _____ )

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ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
___________________________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

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ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

AZL® COLUMBIA MID CAP VALUE FUND

AZL® COLUMBIA SMALL CAP VALUE FUND

5701 Golden Hills Drive
Minneapolis, Minnesota 55416-1297

July 1, 2010

Dear Contract Owner:

We are sending you this information statement because you own a variable annuity contract issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the AZL Columbia Mid Cap Value Fund or the AZL Columbia Small Cap Value Fund (which we will refer to as the “Funds”). There is no action required on your part.

We want to inform you of a change affecting the Funds; as a result of a sale affecting the Funds’ subadviser, the Board of Trustees of the Allianz Variable Insurance Products Trust approved a new subadviser for the Funds.

On May 1, 2010, Bank of America Corporation, the indirect parent company of the Funds’ former subadviser, Columbia Management Advisors, LLC (“CMA”), sold the part of the asset management business of CMA that advises long-term mutual funds, including the Funds, to Ameriprise Financial, Inc. As a result, Columbia Management Investment Advisers, LLC (“CMIA”), formerly known as RiverSource Investments, LLC, now serves as the Funds’ subadviser, replacing CMA. CMIA is ultimately owned by Ameriprise Financial, Inc.

The Board approved CMIA as the Funds’ new subadviser on the recommendation of Allianz Investment Management LLC, the Fund’s investment manager. The investment manager’s recommendation was based on several factors, including:

•	CMIA will provide the same portfolio management services to the Funds as CMA provided;

•	The Funds’ portfolio management teams transferred to CMIA in connection with the sale and will continue to manage the Funds’ assets;

•
The subadvisory agreement with CMIA will be substantively the same as the prior subadvisory agreement with CMA, and the subadvisory fees paid to CMIA will be the same as were paid previously to CMA; and

•	The reputation, financial strength and resources of CMIA and its parent Ameriprise Financial, Inc.

The Board took this action pursuant to an exemptive order received by the Trust and the manager from the U.S. Securities and Exchange Commission that permits the Board generally to approve a change in the Funds’ subadviser, upon recommendation of the manager, without shareholder approval.

Please take the time to review the enclosed information statement which describes these changes to the Funds. We are not asking you for a proxy and you are requested not to send us a proxy. If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197.

Sincerely,

/s/ Jeffrey Kletti

Jeffrey Kletti

Chairman and President

Allianz Variable Insurance Products Trust

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

AZL® COLUMBIA MID CAP VALUE FUND
AZL® COLUMBIA SMALL CAP VALUE FUND

5701 Golden Hills Drive
Minneapolis, Minnesota 55416-1297

July 1, 2010

INFORMATION STATEMENT

INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the “Board” or the “Trustees”) of Allianz Variable Insurance Products Trust (the “Trust”) by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (together, “Allianz”) to owners of certain variable annuity contracts (“Contracts”) issued by Allianz.

At an in-person meeting held on February 20, 2010, the Board considered a recommendation by Allianz Investment Management LLC (the “Manager”), the investment adviser to the AZL Columbia Mid Cap Value Fund and the AZL Columbia Small Cap Value Fund (each a “Fund”, together the “Funds”), to approve a subadvisory agreement (the “CMIA Agreement”) between the Manager and Columbia Management Investment Advisers, LLC (“CMIA”), formerly known as RiverSource Investments, LLC. Under the CMIA Agreement, CMIA would replace Columbia Management Advisors, LLC (“CMA”) as subadviser to the Funds. The subadviser change was necessitated by the then pending sale by Bank of America Corporation of the part of the asset management business of CMA that advises long-term mutual funds, including the Funds, to Ameriprise Financial, Inc. (“Ameriprise”). At the February 20 meeting, the Board voted unanimously to approve the CMIA Agreement. The CMIA Agreement became effective as to the Funds on May 1, 2010, the date on which CMIA became the subadviser. At the meeting, the Board reviewed materials furnished by the Manager pertaining to CMIA and the CMIA Agreement.

The Board approved the CMIA Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2002 (the “Order”). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of Contracts who, by virtue of their ownership of the Contracts, beneficially owned shares of the Funds at the close of business on April 30, 2010. This information statement describes the circumstances surrounding the Board’s approval of the CMIA Agreement and provides you with an overview of the terms of the CMIA Agreement. You do not need to take any action; this statement is provided for information only.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Allianz Variable Insurance Products Trust (the “Trust”)

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Trust is comprised of 31 separate investment portfolios including the Funds, each of which is, in effect, a separate mutual fund.

Shares of the Funds, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, are available for certain Contracts that offer the Funds as investment options. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the “FOF Trust”) is permitted to invest in shares of the Funds according to the principal investment strategies of each of its series.

Both the Trust and the FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Contracts issued through the separate accounts.

Administrator and Principal Underwriter

Citi Fund Services Ohio, Inc. (“CFSO”), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Funds’ administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Funds and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC (“ALFS”), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Funds’ principal underwriter. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Funds, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2009, the Mid Cap Value Fund and the Small Cap Value Fund paid ALFS $173,928 and $159,259 respectively, in 12b-1 fees.

Pursuant to separate agreements between the Funds and the Manager, the Manager provides a Chief Compliance Officer (“CCO”) and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to the portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2009, the Mid Cap Value Fund and the Small Cap Value Fund paid the Manager administrative and compliance service fees of $4,042 and $3,604, respectively.

Allianz Investment Management LLC (the “Manager”)

The Manager serves as the Trust’s investment manager pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the “Investment Management Agreement”). Pursuant to an amended and restated subadvisory agreement dated September 17, 2008, as amended October 26, 2009, between the Manager and CMA (the “CMA Agreement”), CMA served as the Funds’ subadviser until CMIA began serving as the Funds’ subadviser on May 1, 2010.

The Mid Cap Value Fund’s initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement with respect to the Fund and a subadvisory agreement between the Manager and the Fund’s initial subadviser on April 28, 2006. The Small Cap Value Fund’s initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement with respect to the Fund and a subadvisory agreement between the Manager and the Fund’s initial subadviser on May 1, 2004. Because each Fund’s initial sole shareholder approved the Investment Management Agreement and the Fund’s initial subadvisory agreement, it has not been necessary for either Fund subsequently to seek shareholder approval of the subadvisory agreements.

The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each Fund to act as the Fund’s investment subadviser to provide day-to-day portfolio management. As part of the Manager’s duties to recommend and supervise the Funds’ subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser’s contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Mid Cap Value Fund pays a fee of 0.75%, and the Small Cap Value Fund pays a fee of 0.90%, of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily waive or limit all or a portion of its fee with respect to a Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement with the Small Cap Value Fund to reduce, on a temporary voluntary basis, the management fee to 0.85%. The Manager has also entered into a separate agreement (the “Expense Limitation Agreement”) with the Funds pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Funds, as a percentage of average daily net assets, to 1.30% for the Mid Cap Value Fund, and to 1.35% for the Small Cap Value Fund, through April 30, 2011.

Section 15(a) of the 1940 Act generally requires that a majority of a fund’s outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund’s subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

Investment Subadviser

Replacement of CMA with CMIA

At a meeting held on February 20, 2010, the Board considered a recommendation by the Manager to approve a subadvisory agreement between the Manager and CMIA whereby CMIA would replace CMA as subadviser to the Funds. This change was necessitated by the then pending sale transaction between Bank of America Corporation and Ameriprise. At the February 20 meeting, the Board reviewed materials furnished by the Manager pertaining to CMIA and voted unanimously to approve the CMIA Agreement, at an effective date to be selected by officers of the Trust. The CMIA Agreement became effective as to the Funds on May 1, 2010.

Columbia Management Investment Advisers, LLC (“CMIA”) (formerly known as RiverSource Investments, LLC) is located at 100 Federal Street, Boston, MA 02110. CMIA acts as investment manager for the family of funds that includes the Columbia, RiverSource, Seligman and Threadneedle funds, and for individuals, corporations, private investment companies and financial institutions. CMIA also manages investments for itself and its affiliates. CMIA is registered as an investment advisor with the SEC and is a wholly-owned subsidiary of Ameriprise. As of March 31, 2010, CMIA managed over $99.9 billion in assets (which amount does not include assets that CMIA began to manage after the acquisition of the long term asset management business of Columbia Management Group, LLC).

The names and principal occupations of the directors and principal executive officers of CMIA are set forth in the following table. The address of each such individual is 100 Federal Street, Boston, MA 02110, which is also the mailing address of CMIA.

Name	Principal Occupation
William F. Truscott	Chairman of the Board; also, Chief Executive Officer, U.S. Asset Management and President, Annuities of Ameriprise
Michael A. Jones	President and Member of the Board; also, President of Columbia Management Investment Distributors, Inc.
Colin Moore	Chief Investment Officer and Member of the Board
Beth Ann Brown	Senior Vice President – Intermediary Distribution Asset Management; also, Director and Senior Vice President of Columbia Management Investment Distributors, Inc.
J. Kevin Connaughton	Senior Vice President and General Manager Mutual Fund Products
Amy K. Johnson	Senior Vice President and Chief Operating Officer
Robert McConnaughey	Managing Director and Head of Equities
Colin J. Lundgren	Senior Vice President and Head of Fixed Income
Brian J. McGrane	Senior Vice President and Chief Financial Officer and Member of the Board
Jeffrey F. Peters	Senior Vice President and Head of Institutional Distribution; also, Senior Vice President of Columbia Management Investment Distributors, Inc.
Todd White	Senior Vice President and Head of Alternative and Absolute Return Investments
Christopher Thompson	Senior Vice President and Head of Investment Products and Marketing
Amy Unkless	Senior Vice President and Chief Administrative Officer
Scott R. Plummer	Vice President, Chief Legal Officer and Assistant Secretary; also, Vice President and Lead Chief Counsel, Asset Management of Ameriprise
Linda J. Wondrack	Vice President and Chief Compliance Officer; also, Chief Compliance Officer of Columbia Funds and RiverSource Funds

Because the Funds’ portfolio management teams transferred to CMIA in connection with the sale, the Funds’ portfolio managers remain the same. The Mid Cap Value Fund is co-managed by David I. Hoffman, Diane L. Sobin, Lori J. Ensinger and Noah J. Petrucci.

Mr. Hoffman has been in the investment industry since 1986. He is a Portfolio Manager of CMIA and was associated with CMA or its predecessors since 2001 as an investment professional.

Ms. Sobin, CFA, has been in the investment industry since 1983. She is a Portfolio Manager of CMIA. Prior to joining CMIA in May 2010, she was associated with CMA or its predecessors since 2001 as an investment professional.

Ms. Ensinger, CFA, has been in the investment industry since 1983. She is a Portfolio Manager of CMIA. Prior to joining CMIA in May 2010, she was associated with CMA or its predecessors since 2001 as an investment professional.

Mr. Petrucci, CFA, has been in the investment industry since 1993. He is a Portfolio Manager of CMIA. Prior to joining CMIA in May 2010, he was associated with CMA or its predecessors since 2002 as an investment professional.

The Small Cap Value Fund is managed by Stephen D. Barbaro and Jeremy Javidi.

Mr. Barbaro, CFA, is the Fund’s lead manager. He has been in the investment industry since 1971, and is a Managing Director of CMIA. Prior to joining CMIA in May 2010, he was associated with CMA or its predecessors since 1976.

Mr. Javidi, CFA, is the Fund’s co-manager. He has been in the investment industry since 2000, and is a Portfolio

Manager of CMIA. Prior to joining CMIA in May 2010, he was associated with CMA or its predecessors since 2000.

No person who is an officer or trustee of the Trust is an officer, employee, or director of CMIA.

CMIA currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Mid Cap Value Fund:

Fund	Rate of Management Fee	Management Fee Waiver or Expense Reimbursement	Net Assets of Fund at March 31, 2010
Columbia Mid Cap Value Fund	0.65% up to $500M 0.60% from $500M to $1B 0.55% from $1B to $1.5B 0.50 over $1.5B	Yes(1)	$4,632 million
Columbia Mid Cap Value Fund, Variable Series	0.70% up to $500M 0.65% from $500M to $1B 0.60% over $1B	Yes(2)	$19.0 million
Genworth Series Mid Cap Value Fund*	0.50% up to $75M 0.45% from $75M to $150M 0.40% from $150M to $250M 0.35% over $250M	No	$56.1 million
Mid Cap Value Equity Trust*	0.425% of first $250M 0.40% of next $250M 0.375% of next $500M 0.35% over $1B	No	$142.0 million
Mid Cap Value Equity Fund*	0.425% of first $250M 0.40% of next $250M 0.375% of next $500M 0.35% over $1B	No	$193.7 million
NVIT Multi-Manager Mid Cap Value Fund*	0.45% up to $300M 0.425% over $300M	No	$204.2 million
RiverSource Mid Cap Value Fund	0.70% of first $1B 0.675% of next $1B 0.650% of next $1B 0.625% of next $3B 0.600% of next $1.5B 0.575% of next $2.5B 0.550% of next $5B 0.525% of next $9B 0.500% of next $26B 0.475% over $50B (3)	No	$2,537.3 million
RiverSource Variable Portfolio – Mid Cap Value Fund	0.70% of first $1B 0.675% of next $1B% 0.650% of next $1B 0.625% of next $3B 0.600% of next $1.5B 0.575% of next $2.5B 0.550% of next $5B 0.525% of next $9B 0.500% of next $26B 0.475% over $50B(3)	No	$256.1 million

(1)
 CMIA has voluntarily agreed to reimburse a portion of the fund’s expenses so that the fund’s ordinary operating expenses (excluding certain expenses), after giving effect to any balance credits from the fund’s custodian, do not exceed 1.05% of the Fund’s average daily net assets on an annualized basis. CMIA, in its discretion, may revise or discontinue this arrangement at any time.

(2)
CMIA has voluntarily agreed to reimburse a portion of the fund’s expenses so that the fund’s ordinary operating expenses (excluding certain expenses) do not exceed 0.90% of the fund’s average daily net assets on an annualized basis. CMIA, in its discretion, may revise or discontinue this arrangement at any time.

(3)	The fee may be adjusted upward and downward by a performance incentive adjustment.

*	Subadvised by CMIA. Management fee represents the subadvisory fee rate paid to CMIA.

CMIA currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Small Cap Value Fund:

Fund	Rate of Management Fee	Management Fee Waiver or Expense Reimbursement	Net Assets of Fund at March 31, 2010
Columbia Small Cap Value Fund II	0.70% up to $500M 0.65% from $500M to $1B 0.60% over $1B	Yes(1)	$1,528 million
Columbia Small Cap Value Fund I	0.80% up to $500M 0.75% from $500M to $1B 0.70% over $1B	Yes(1)	$1,467 million
Columbia Small Cap Value Fund, Variable Series	0.80% up to $500M 0.75% from $500M to $1B 0.70% over $1B	Yes(2)	$500.0 million
ING Columbia Small Cap Value Portfolio*	0.60% on first $500M 0.55% of next $100M 0.50% of next $100M 0.45% over $700M	No	$11.2 million
LVIP Columbia Value Opportunities Fund*	0.75% on first $60M 0.50% on next $90M 0.40% over $150M	No	$29.9 million
Riversource Disciplined Small Cap Value Fund	0.850% of the first $250M 0.825% of the next $250M 0.800% of next $250M 0.775% of next $250M 0.750% of next $1B 0.725% over $2B(3)	Yes(4)	$59.3 million
SC Columbia Small Cap Value Fund*	0.55% of first $100M 0.50% of next $100M 0.45% of over $200M	No	$48 million
Seligman Smaller-Cap Value Fund	0.935% of first $500M 0.840% of next $500M 0.745% over $1B	Yes(4)	$470.8 million
Seligman Smaller-Cap Value Portfolio	0.935% of first $500M 0.840% of next $500M 0.745% over $1B	Yes(4)	$100.5 million
(1)
CMIA has voluntarily agreed to reimburse a portion of the fund’s expenses so that the fund’s ordinary operating expenses (excluding certain expenses) do not exceed 1.10% of the fund’s average daily net assets on an annualized basis. CMIA, in its discretion, may revise or discontinue this arrangement at any time. CMIA is entitled under certain circumstances to recover from the Fund any fees waived and/or expenses reimbursed.

(2)
CMIA has voluntarily agreed to reimburse a portion of the fund’s expenses so that the fund’s ordinary operating expenses (excluding certain expenses) do not exceed 0.95% of the fund’s average daily net assets on an annualized basis. CMIA, in its discretion, may revise or discontinue this arrangement at any time.

(3)	The fee may be adjusted upward and downward by a performance incentive adjustment.

(4)	CMIA and its affiliates have contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds), will not exceed specified percentages.

*	Subadvised by CMIA. Management fee represents the subadvisory fee rate paid to CMIA.

INVESTMENT SUBADVISORY AGREEMENT

Information Concerning the CMIA Agreement

The CMIA Agreement is substantially the same as the CMA Agreement and requires CMIA to perform essentially the same services as provided previously by CMA. Accordingly, the Funds will receive subadvisory services from CMIA that are substantially the same as those provided by CMA.

The CMIA Agreement provides that, subject to supervision by the Manager and the Board, CMIA shall have discretion to manage the investment of each Fund’s assets in accordance with the applicable limits and requirements set forth in (i) each Fund’s prospectus and statement of additional information, (ii) the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations and (iii) the procedures and standards established in accordance with the Investment Management Agreement.

Unless the Manager gives written instructions to the contrary, CMIA is responsible to vote, or abstain from voting, all proxies with respect to companies whose securities are held by the Funds, using its best good faith judgment to vote, or abstain from voting, in a manner that serves the best interests of the Funds.

CMIA selects the broker-dealers (including broker-dealers affiliated with the Manager or CMIA) through which the Funds will place investment orders, provided that such orders are consistent with the Funds’ brokerage policy, conform with federal securities laws and are consistent with CMIA’s responsibility to seek best execution. In assessing the best execution available for any transaction, CMIA may, to the extent permitted by applicable law, consider the research provided by, and the financial responsibility of, the broker-dealer. CMIA may also take into account other factors that it deems relevant, including the price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities.

When CMIA deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as one or more of its other clients, CMIA, as permitted by applicable law, may aggregate the securities to be sold or purchased. In such event, CMIA will allocate such securities, as well as the expenses incurred in the transaction, in a manner CMIA considers to be, over time, equitable and consistent with its fiduciary obligations to the Funds and to its other clients.

CMIA will maintain such books and records as are required under the 1940 Act and as are necessary for Manager to meet its record keeping obligations and will provide the Board, the Manager and the Funds’ custodian and administrator with such periodic and special reports as may be requested from time to time.

The CMIA Agreement permits CMIA to employ, delegate or associate itself with other persons to assist CMIA in performing its obligations under the CMIA Agreement, provided that any delegation is permitted by law, is done with the prior written consent of Manager, and does not result in any such person serving as an “investment adviser” to a Fund within the meaning of the 1940 Act. CMIA remains liable for the performance of its obligations under the CMIA Agreement and for any acts or omissions of such other person.

The CMIA Agreement provides that CMIA is not liable for any loss sustained by the Funds, the Manager or any shareholder of a Fund for the services which CMIA may render or fail to render under the CMIA Agreement, except that CMIA may be liable (i) by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the CMIA Agreement, or (ii) to the extent otherwise provided in the Securities Act of 1933, the 1940 Act or the Advisers Act.

The CMIA Agreement provides for an initial term of two years from the date of execution. Thereafter, the CMIA Agreement may be renewed for successive periods of 12 months each with respect to any Fund, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Board members who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (ii) by the Board or by a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

The CMIA Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of one or more of the Funds on 60 days’ written notice to CMIA. The Manager may terminate the CMIA Agreement, without payment of any penalty, (i) upon 60 days' written notice to CMIA; (ii) upon any uncured material breach by CMIA of any representations and warranties in the Agreement; or (iii) immediately if, in the reasonable judgment of the Manager, CMIA becomes unable to discharge its duties and obligations under the Agreement. CMIA may terminate the Agreement at any time, without payment of any penalty, (1) upon 60 days' written notice to the Manager; (2) upon any uncured material breach by the Manager of any representations and warranties in the Agreement; or (3) immediately if, in the reasonable judgment of CMIA, the Manager becomes unable to discharge its duties and obligations under the Agreement or the Investment Management Agreement. The CMIA Agreement also terminates automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Investment Management Agreement.

CMIA’s services under the CMIA Agreement are not exclusive. CMIA is permitted to provide the same or similar services to other clients.

The CMIA Agreement provides that for the services provided and the expenses assumed by CMIA, the Manager (out of its fees received from the Funds, in accordance with the terms of the Investment Management Agreement) will pay CMIA a fee based on average daily net assets. The subadvisory fee is accrued daily and paid to CMIA monthly. The CMIA Agreement fee rates, which are identical to the fee rates under the CMA Agreement, are:

AZL Columbia Mid Cap Value Fund
Average Daily Net Assets                                                                          Rate
First $250 million                                                                           0.450%
Next $250 million                                                                           0.425%
Thereafter (all assets over $500 million)                                    0.400%

AZL Columbia Small Cap Value Fund
Average Daily Net Assets                                                                          Rate
First $100 million                                                                           0.55%
Next $100 million                                                                           0.50%
Thereafter (all assets over $200 million)                                    0.45%

Advisory and Subadvisory Fees

AZL Columbia Mid Cap Value Fund

For the fiscal year ended December 31, 2009, the Manager earned $521,782 under the Investment Management Agreement. No prior expenses waived by the Manager under the Expense Limitation Agreement were recouped during the same period.

For the fiscal year ended December 31, 2009, CMA received $313,842 for subadvisory services to the Fund. The subadvisory fee schedule under the CMIA Agreement is the same as under the CMA Agreement.

AZL Columbia Small Cap Value Fund

For the fiscal year ended December 31, 2009, the Manager earned $573,331 under the Investment Management Agreement, which amount includes $21,682 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2009, CMA received $350,841 for subadvisory services to the Fund. The subadvisory fee schedule under the CMIA Agreement is the same as under the CMA Agreement.

Board Consideration of the CMIA Agreement

At an in-person meeting held on February 20, 2010, the Board considered the recommendation of the Manager that CMIA replace CMA as the Funds’ subadviser. At the meeting, the Board reviewed materials furnished by the Manager pertaining to CMIA and approved the CMIA Agreement, which became effective as to the Funds May 1, 2010.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor and evaluate the investment performance and other responsibilities of the subadviser.

On September 29, 2009, Bank of America Corporation, the indirect parent company of CMA, entered into an agreement to sell the portion of the asset management business of CMA that advises long-term mutual funds, including the Funds, to Ameriprise. In connection with the sale transaction, which closed on April 30, 2010, the CMA Agreement was terminated, necessitating a new subadvisory agreement with CMIA (formerly known as RiverSource Investments, LLC), a wholly-owned subsidiary of Ameriprise, to take effect upon the closing of the sale transaction.

In anticipation of this sale transaction, the Manager reviewed and evaluated CMA’s management of the Funds, the known details of the expected sale and the management of the Funds expected to be provided by CMIA. The Manager considered in particular the fact that the Funds’ portfolio management teams would be transferring to CMIA in connection with the sale and that they would continue to manage the Funds’ assets at CMIA. As a result, the Manager concluded that the Funds could expect little or no effective change in portfolio management services and that CMIA would provide the same portfolio management services to the Funds as was provided by CMA.

The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the CMIA Agreement for the Funds in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The independent Trustees are those Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Funds, the Manager, CMA or CMIA. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board’s consideration of proposed investment advisory or subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the CMIA Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the CMA Agreement and determined that the CMIA Agreement was reasonable and in the best interests of the Funds, and approved CMIA as the Funds’ new subadviser. The Board’s decision to approve the CMIA Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board’s conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve CMIA, the Board considered the reputation, financial strength and resources of CMIA and its parent Ameriprise, and the experience and reputation of the portfolio management teams involved with the Funds. In particular, the Board considered the fact that the Funds’ portfolio management teams would transfer from CMA to CMIA in connection with the sale and that there would therefore be continuity in portfolio management. The Board determined that, based upon the Manager’s report, the proposed change to CMIA as the subadviser likely would benefit the Funds and their shareholders.

In reviewing various other matters, the Board concluded that CMIA was a recognized firm capable of competently managing the Funds; that the nature, extent and quality of services that CMIA could provide were at a level at least equal to the services provided by CMA; that the services contemplated by the CMIA Agreement are substantially the same as those provided under the CMA Agreement; that the CMIA Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; and that CMIA is staffed with qualified personnel and had significant research capabilities.

(2) The investment performance of CMIA. The Board did not receive information about the performance of CMIA in managing comparable funds. However, the Board did consider the fact that the portfolio management teams for the Funds at CMIA would be the same as the portfolio management teams for the Funds at CMA.

(3) The costs of services to be provided and profits to be realized by CMIA from its relationship with the Fund. The Board noted that the subadvisory fee schedule in the CMIA Agreement is the same as the subadvisory fee schedule in the CMA Agreement. That fee schedule requires the Manager to pay CMIA an annual fee on average daily net assets, as set forth under Information Concerning the CMIA Agreement, above.

The Board noted that the fee schedule in the CMIA Agreement was the result of arm’s-length negotiations between the Manager and CMIA. Based upon its review, the Board concluded that the fees proposed to be paid to CMIA were reasonable. As of February 20, 2010, CMIA had not begun to act as subadviser to the Funds, so no estimated profitability information for acting as subadviser to the Funds was received.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the CMIA Agreement contains breakpoints that reduce the fee rate on assets above certain levels, as described above. The Board considered the possibility that CMIA, or the Manager, may realize certain economies of scale as the Funds grow larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Funds, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager’s cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily “cap” Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee “caps” and/or additional advisory/subadvisory fee breakpoints as the Funds grow larger. The Board receives quarterly reports on the level of Fund assets. The Board expects to consider whether or not to reapprove the CMIA Agreement at a meeting to be held prior to December 31, 2010, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the CMIA Agreement was acceptable.

Brokerage Transactions

During the fiscal year ended December 31, 2009, the Mid Cap Value Fund paid aggregate brokerage fees of $152,735 and the Small Cap Value Fund paid aggregate brokerage fees of $163,590.

Affiliated Brokerage Commissions

During the fiscal year ended December 31, 2009, the Funds paid no commissions to Affiliated Brokers. As defined in rules under the Securities Exchange Act of 1934, an “Affiliated Broker” is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES

The number of shares of the Funds outstanding at the close of business on April 30, 2010, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Funds and they cannot beneficially own shares of the Funds unless they purchase Contracts issued by Allianz. At April 30, 2010, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of each Fund.

In addition to directly owning shares of the Funds, Allianz and its separate accounts own shares of the Funds indirectly through ownership of shares of the FOF Trust, which is permitted to invest in shares of the Funds. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Funds at April 30, 2010.

To the best knowledge of the Funds, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Funds at April 30, 2010. Information relating to direct ownership in the Funds by Allianz is provided below:

	At April 30, 2010
Fund	Shares Outstanding	Allianz Life Insurance Company of North America (Shares / Percent of Shares Outstanding)	Allianz Life Insurance Company of New York (Shares / Percent of Shares Outstanding	FOF Trust (Shares / Percent of Shares Outstanding
AZL Columbia Mid Cap Value Fund
	15,361,986	9,308,540 / 60.6%	476,272 / 3.1%	5,577,174 / 36.3%
AZL Columbia Small Cap Value Fund	10,991,223	6,056,823 / 55.1%	326,305 / 3.0%	4,608,095 / 41.9%

REPORTS AVAILABLE

The Funds will furnish, without charge, a copy of their most recent annual report to shareholders and their most recent semi-annual report to shareholders to a Variable Contract owner upon request. Such requests should be directed to Allianz VIP Trust, 3435 Stelzer Road, Columbus, Ohio 43219, if made by mail, and to 877-833-7113, if made by telephone.

To reduce expenses, only one copy of this Information Statement or the Trust’s annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of this information statement or the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household in the future, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.